                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Pfizer Inc.:

We consent to the incorporation by reference in the following registration statements:

*  File No. 33-57242 on Form S-8,
*  File No. 33-89772 on Form S-8,
*  File No. 33-93790 on Form S-8,
*  File No. 33-99766 on Form S-8,
*  File No. 33-80265 on Form S-8,
*  File No. 333-02256 on Form S-8,
*  File No. 333-25033 on Form S-8,
*  File No. 333-25037 on Form S-8,
*  File No. 333-37255 on Form S-3,
*  File No. 333-64887 on Form S-3, and
*  File No. 333-64991 on Form S-3


of Boston Scientific Corporation of our report dated May 22, 1998, with respect to the combined balance sheets of Schneider Worldwide, a Business of Pfizer Inc. as of December 31, 1997 and 1996, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K/A2 of Boston Scientific Corporation dated March 29, 1999.



                                                       /s/ KPMG LLP



New York, New York
March 29, 1999